Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Jim Bauer Investor Relations (678) 473-2647 jim.bauer@arrisi.com
ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED
SECOND QUARTER 2009 RESULTS
Suwanee, Ga. (July 30, 2009) ARRIS Group, Inc. (NASDAQ:ARRS), a global technology leader in the development of advanced cable telephony, next generation high-speed data, demand driven video solutions, operations software and broadband access equipment, today announced preliminary and unaudited financial results for the second quarter 2009.
Revenues in the second quarter 2009 were $278.5 million, up 9.9% as compared to first quarter 2009 revenues of $253.5 million, and down 0.9% compared to second quarter 2008 revenues of $281.1 million. First half 2009 revenues were $532.0 million, down 4.1% as compared to $554.6 million for the same period in 2008.
Adjusted net income (a non GAAP measure) in the second quarter 2009 was $0.27 per diluted share, up 50% from $0.18 per diluted share in the first quarter 2009 and up 80% from $0.15 per diluted share in the second quarter of 2008.
GAAP net income in the second quarter 2009 was $0.18 per diluted share, up 80% as compared to the first quarter 2009 of $0.10 per diluted share, and up 200% as compared to the second quarter 2008 of $0.06 per diluted share. Significant GAAP items in the second quarter 2009 that have been excluded in computing adjusted net income and earnings per shares include: amortization of intangibles, equity compensation expense, and non-cash interest related to convertible debt. A reconciliation of adjusted earnings to GAAP earnings per share is attached to this release and also can be found on the Company’s website (www.arrisi.com).
Gross margin in the second quarter 2009 was 42.1%, up significantly from both the first quarter 2009 of 37.7% and the second quarter 2008 of 33.0%. The improvement reflects strong CMTS and MCS product sales.
The Company ended the second quarter 2009 with $524 million of cash and short-term investments, up approximately $100 million from the end of the first quarter 2009 as a result of both strong earnings and lower working capital, in particular accounts receivable. The Company generated $94.3 million of cash from operating activities in the second quarter 2009, and $108.2 million through the first half of 2009. This amount compares to cash generated from operating activities of $40.9 million during the first half of 2008.
Order backlog at the end of the second quarter 2009 was $165.7 million and the Company’s book to bill ratio in the second quarter was 1.04. These amounts compare to order backlog of $155.0 million and book to bill ratio of 1.16 in the first quarter of 2009.
“I deeply appreciate the trust that our customers have placed in ARRIS as their technology partner in today’s challenging market. Our impressive second quarter performance speaks volumes as to the success of our new products and the value we bring to our customers,” said Bob Stanzione, ARRIS Chairman & CEO. “Continual increases in worldwide internet traffic and the resultant customer need to augment network capacity to meet both consumer demand and competitive threats continue to cause me to be optimistic about our business. ARRIS is a healthy company operating in a healthy industry segment and we are well positioned for further growth as the general economy improves.”
During the quarter the Company demonstrated its broad range of ARRIS wideband data and on-demand video products at the Japan Cable Show in Tokyo. The Japanese telecommunications market continues to be driven by intense bandwidth and data speed competition between cable operators, telcos and other access providers. Also during the quarter, the Company announced that it had concluded a series of interoperability test activities of its newest Video on Demand and Ad Insertion products with several technology companies. These products will help accelerate advertising revenue services for the cable industry.
“I am very pleased with our second quarter 2009 results, most notably our strong gross margins and cash generation. Our profitability has improved significantly. First half 2009 adjusted earnings were $0.45 per diluted share, up 67% or $0.18 per diluted share from the first half of 2008.” said David Potts, ARRIS EVP & CFO. “With respect to the third quarter 2009, we now project that revenues for the Company will be in the range of $260 to $280 million with adjusted net income per diluted share in the range of $0.22 to $0.26 and GAAP net income per diluted share, in the range of $0.14 to $0.18.
ARRIS management will conduct a conference call at 5:00pm EDT, today, Thursday, July 30, 2009, to discuss these results in detail. You may participate in this conference call by dialing 888-713-4217 or 617-213-4869 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference passcode 14472969 and Jim Bauer as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the 5:00pm EDT conference call. A replay of the conference call can be accessed approximately two hours after the call through Tuesday, August

4, 2009 by dialing 888-286-8010 or 617-801-6888 for international calls and using the passcode 48051208. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arrisi.com.
ARRIS is a global communications technology company specializing in the design, engineering and supply of technology supporting triple and quad-play broadband services for residential and business customers around the world. The Company supplies broadband operators with the tools and platforms they need to deliver reliable telephony, demand driven video, next-generation advertising and high-speed data services. ARRIS products expand and help grow network capacity with access and outside plant construction equipment, reliably deliver voice, video and data services and assure optimal service delivery for end customers. Headquartered in Atlanta, Georgia, USA, ARRIS has R&D centers in Atlanta; Chicago; Beaverton, Oregon; State College, Pennsylvania; Wallingford, Connecticut; Ireland and China, and operates support and sales offices throughout the world. Information about ARRIS products and services can be found at http://www.arrisi.com.
Forward-looking statements:
Statements made in this press release, including those related to:
•	growth expectations and business prospects;

•	third quarter and 2009 revenues and net income;

•	expected sales levels and acceptance of new ARRIS products;

•	the general market outlook and industry trends
are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,
•	projected results for the third quarter as well as the general outlook for 2009 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control;

•	our customers operate in a capital intensive consumer based industry, and the current disruptions in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that we offer; and

•	because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the uncertain current economic climate and its impact on our customers’ plans and access to capital; the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended March 31, 2009. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.
# # # # #

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
ASSETS
Current assets:
Cash and cash equivalents	$476,846	$398,938	$409,894	$305,987	$290,266
Short-term investments, at fair value	47,195	25,494	17,371	23,571	7,503

Total cash, cash equivalents and short-term investments	524,041	424,432	427,265	329,558	297,769

Restricted cash	4,552	4,550	5,673	5,768	7,051
Accounts receivable, net	128,482	155,792	159,443	180,367	178,178
Other receivables	5,904	6,636	4,749	5,180	9,067
Inventories, net	115,944	120,774	129,752	139,598	144,507
Prepaids	7,700	6,994	8,004	5,156	5,305
Current deferred income tax assets	41,166	49,027	44,004	42,714	47,412
Other current assets	12,361	18,315	19,782	22,132	18,916

Total current assets	840,150	786,520	798,672	730,473	708,205

Property, plant and equipment, net	60,048	59,438	59,204	60,268	60,823
Goodwill	231,684	231,684	231,684	449,418	452,398
Intangible assets, net	208,822	218,085	227,348	236,689	244,575
Investments	10,317	14,593	14,681	15,086	9,937
Noncurrent deferred income tax assets	3,870	3,771	12,157	3,988	4,256
Other assets	6,251	5,483	6,576	7,173	9,488

	$1,361,142	$1,319,574	$1,350,322	$1,503,095	$1,489,682

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$48,859	$44,422	$75,863	$54,304	$68,476
Accrued compensation, benefits and related taxes	20,753	15,583	27,024	21,831	18,072
Accrued warranty	5,185	5,306	5,652	6,354	7,566
Deferred revenue	43,727	44,006	44,461	35,986	37,614
Current portion of long-term debt	148	147	146	234	314
Current deferred income tax liability	248	241	1,059	—	—
Other accrued liabilities	35,852	31,922	25,410	30,205	26,884

Total current liabilities	154,772	141,627	179,615	148,914	158,926
Long-term debt, net of current portion	205,710	203,080	211,870	209,340	206,865
Accrued pension	19,665	19,289	18,820	10,622	11,362
Noncurrent income tax payable	12,386	12,441	9,607	10,128	6,250
Noncurrent deferred income tax liability	33,999	42,530	41,598	67,403	74,805
Other noncurrent liabilities	15,094	14,391	15,343	18,088	18,694

Total liabilities	441,626	433,358	476,853	464,495	476,902

Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,379	1,368	1,362	1,360	1,358
Capital in excess of par value	1,169,223	1,159,054	1,159,097	1,155,211	1,151,680
Treasury stock at cost	(75,960)	(75,960)	(75,960)	(75,960)	(76,007)
Unrealized gain (loss) on marketable securities	(161)	(372)	(274)	(128)	66
Unfunded pension liability	(8,070)	(8,070)	(8,070)	(3,358)	(3,358)
Accumulated deficit	(166,711)	(189,620)	(202,502)	(38,341)	(60,775)
Cumulative translation adjustments	(184)	(184)	(184)	(184)	(184)

Total stockholders’ equity	919,516	886,216	873,469	1,038,600	1,012,780

	$1,361,142	$1,319,574	$1,350,322	$1,503,095	$1,489,682

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Net sales	$278,521	$281,110	$532,039	$554,616
Cost of sales	161,241	188,226	319,249	376,484

Gross margin	117,280	92,884	212,790	178,132
Gross margin %	42.1%	33.0%	40.0%	32.1%

Operating expenses:
Selling, general, and administrative expenses	39,128	37,046	74,471	74,028
Research and development expenses	30,143	27,662	58,538	55,784
Restructuring charges	592	175	712	580
Amortization of intangible assets	9,263	12,454	18,526	25,708

	79,126	77,337	152,247	156,100

Operating income	38,154	15,547	60,543	22,032
Other expense (income):
Interest expense	4,278	4,291	8,765	8,312
Loss (gain) on investments	(512)	171	(215)	173
Loss (gain) on foreign currency	1,570	350	2,528	(640)
Interest income	(363)	(1,702)	(748)	(4,387)
Gain on debt retirement	—	—	(4,151)	—
Other (income) expense, net	(522)	65	(625)	29

Income from continuing operations before income taxes	33,703	12,372	54,989	18,545
Income tax expense	10,794	4,543	19,198	6,887

Net income	$22,909	$7,829	$35,791	$11,658

Net income per common share
Basic	$0.18	$0.06	$0.29	$0.09

Diluted	$0.18	$0.06	$0.28	$0.09

Weighted average common shares:
Basic	124,412	122,741	123,849	126,752

Diluted	128,054	124,651	126,482	128,190

ARRIS GROUP, INC.
PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Operating Activities:
Net income	$22,909	$7,829	$35,791	$11,658
Depreciation	5,135	5,132	9,962	10,095
Amortization of intangible assets	9,263	12,454	18,526	25,708
Stock compensation expense	4,053	2,840	7,454	5,391
Deferred income tax provision (benefit)	(762)	5,396	3,927	(993)
Amortization of deferred finance fees	179	190	368	381
Provision for doubtful accounts	(16)	9	(10)	214
Loss (gain) on investments	(512)	171	(215)	173
Loss (gain) on disposal of fixed assets	30	(2)	30	(2)
Non-cash interest expense	2,718	2,657	5,536	5,262
Gain on debt retirement	—	—	(4,152)	—
Excess tax benefits from stock-based compensation plans	(125)	—	(556)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	27,326	(4,948)	30,971	(10,284)
Other receivables	212	(2,993)	(1,820)	(4,737)
Inventory	4,830	(21,455)	13,808	(11,210)
Income taxes payable	3,055	(3,895)	1,932	(5,629)
Accounts payable and accrued liabilities	12,926	11,010	(22,863)	20,310
Other, net	3,088	(3,975)	9,465	(5,402)

Net cash provided by operating activities	94,309	10,420	108,154	40,935

Investing Activities:
Purchases of property, plant, and equipment	(5,802)	(5,363)	(10,868)	(11,792)
Cash paid for acquisition, net of cash acquired	—	(227)	(200)	(4,419)
Cash proceeds from sale of property, plant & equipment	1	13	1	237
Purchases of short-term-investments	(34,896)	—	(58,766)	(16,887)
Disposals of short-term-investments	18,131	41,980	33,937	72,480

Net cash provided by (used in) investing activities	(22,566)	36,403	(35,896)	39,619

Financing Activities:
Payment of debt and capital lease obligations	(36)	(99)	(10,628)	(35,196)
Repurchase of common stock	—	—	—	(75,960)
Excess tax benefits from stock-based compensation plans	125	—	556	—
Repurchase of shares to satisfy minimum tax withholdings	(373)	(796)	(2,180)	(1,035)
Fees and proceeds from issuance of common stock, net	6,449	823	6,946	(1,894)

Net cash provided by (used in) financing activities	6,165	(72)	(5,306)	(114,085)
Net increase (decrease) in cash and cash equivalents	77,908	46,751	66,952	(33,531)
Cash and cash equivalents at beginning of period	398,938	243,515	409,894	323,797

Cash and cash equivalents at end of period	$476,846	$290,266	$476,846	$290,266

ARRIS GROUP, INC.
PRELIMINARY SUPPLEMENTAL NET INCOME RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Q1 2009		Q2 2009		First Half 2009
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share
Net income	$12,882	$0.10	$22,909	$0.18	$35,791	$0.28
Highlighted items:
Impacting gross margin:
Stock compensation expense	303	0.00	366	—	669	0.01
Impacting operating expenses:
Restructuring charges	120	0.00	592	—	712	0.01
Amortization of intangible assets	9,263	0.07	9,263	0.07	18,526	0.15
Stock compensation expense	3,098	0.02	3,687	0.03	6,785	0.05
Impacting other (income) / expense:
Non-cash interest expense	2,818	0.02	2,718	0.02	5,536	0.04
Gain on repurchase of debt	(4,152)	(0.03)	—	—	(4,152)	(0.03)
Impacting income tax expense:
Adjustments of income tax valuation allowances and research & development credits and other	1,455	0.01	—	—	1,455	0.01
Tax related to highlighted items above	(3,646)	(0.03)	(5,322)	(0.04)	(8,968)	(0.07)

Total highlighted items	9,259	0.07	11,304	0.09	20,563	0.16

Net income excluding highlighted items	$22,141	$0.18	$34,213	$0.27	$56,354	$0.45

Weighted average common shares — diluted		124,920		128,054		126,482

	Q1 2008		Q2 2008		First Half 2008
		Per Diluted		Per Diluted		Per Diluted
	Amount	Share	Amount	Share	Amount	Share (1)
Net income	$3,829	$0.03	$7,829	$0.06	$11,658	$0.09
Highlighted items:
Impacting gross margin:
Stock compensation expense	201	—	245	0.00	446	—
Impacting operating expenses:
Integration costs	427	—	—	—	427	—
Restructuring charges	405	—	175	0.00	580	—
Amortization of intangible assets	13,254	0.10	12,454	0.10	25,708	0.20
Stock compensation expense	2,350	0.02	2,595	0.02	4,945	0.04
Impacting other (income) / expense:
Non-cash interest expense	2,605	0.02	2,657	0.02	5,262	0.04
Impacting income tax expense:
Tax related to highlighted items above	(7,268)	(0.06)	(6,726)	(0.05)	(13,994)	(0.11)
Total highlighted items	11,974	0.09	11,400	0.09	23,374	0.18

Net income excluding highlighted items	$15,803	$0.12	$19,229	$0.15	$35,032	$0.27

Weighted average common shares — diluted		131,981		124,651		128,190

With respect to stock compensation expense, ARRIS records non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, this non-cash compensation expense may vary significantly. With respect to amortization of intangibles, the intangibles being amortized relate to our recent acquisition of C-COR. The restructuring charge adjustments reflect items that, although they or similar items might recur, are of a nature and magnitude that identifying them separately provides investors with a greater ability to project ARRIS’ future performance. With respect to the convertible debt non-cash interest, ARRIS records non-cash interest expense related to the 2013 convertible debt as a result of the adoption of FSP ABP 14-1 on January 1, 2009. Disclosing the non-cash piece provides investors with the information regarding interest that will not be paid out in cash. During the first quarter of 2009, ARRIS repurchased a portion of their convertible debt and recognized a gain of approximately $4.2 million. In the first quarter of 2009, a tax expense of approximately $1.5 million was recorded for state valuation allowances and research and development tax credits. During the first quarter of 2008, ARRIS recorded incremental costs of $0.4 million as a result of the C-COR integration.
In assessing operating performance and preparing budgets and forecasts, ARRIS’ management considers performance after making these adjustments and believes that providing investors with the same information provides greater transparency and insight into management’s analysis.

ARRIS GROUP, INC.
Net Income Reconciliation (unaudited)
Q3 EPS 2009 Guidance

Estimated GAAP EPS — diluted	$0.14 - $0.18
Reconciling Items:
Amortization of intangibles, after tax	0.05
Stock compensation expense, after tax	0.02
Non-cash interest expense, after tax	0.01
Subtotal	0.08

Estimated adjusted (non-GAAP) EPS — diluted	$0.22 - $0.26

See the Supplemental Net Income Reconciliation for a discussion regarding management’s reasoning for providing this adjusted financial measure